EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Lara E. Ramsey, President and CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6250 lramsey@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Three Months Ended March 31, 2026

BLACKSBURG, VA., April 23, 2026 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations through the first quarter of 2026. The Company reported net income of $5.0 million or $0.78 per diluted common share for the three months ended March 31, 2026. This compares with net income of $3.2 million or $0.51 per diluted common share for the three months ended March 31, 2025. National Bankshares, Inc. ended March 31, 2026 with total assets of $1.83 billion.

President & CEO Lara E. Ramsey commented, “Our first quarter results reflect continued improvement in the net interest margin, with net income growth of over 50% from the first quarter of 2025. We are excited to continue our positive momentum in 2026, with an emphasis on new markets, deepening existing relationships, and offering new services. And we are confident that these efforts, combined with our legacy of efficient expense management, will continue to deliver outstanding shareholder value.”

Comparability

During the second quarter of 2025, the Company reclassified certain deposit products between savings deposits and time deposits, and made other minor reclassifications. Prior periods are presented on a comparable basis.

Highlights

Net Interest Income

The net interest margin improved when the three month period ended March 31, 2026 is compared with the three month periods ended December 31, 2025 and March 31, 2025, due to lower deposit costs and higher security yields. Loan yield improved when the first quarter of 2026 is compared with the first quarter of 2025 due to upward repricing and higher fair value accretion, and decreased when compared with the the fourth quarter of 2025 due to lower fair value accretion and lower average balance.

Noninterest Income

Credit and debit card fees, net, increased when the first quarter of 2026 is compared with the first quarter and last quarter of 2025. The Company's core system conversion and associated changes in 2025 resulted in improved terms for interchange fee income associated with credit and debit cards. Other service charges and fees increased due to a change in timing of recognition of safe deposit box fee income.

Noninterest Expense

Salaries and employee benefits increased when the first quarter of 2026 is compared with the fourth quarter of 2025 and the first quarter of 2025 due to higher medical insurance and incentive programs. Professional services increased due to higher audit and consulting expense.

Securities

The net unrealized loss on securities worsened when March 31, 2026 is compared with December 31, 2025, due to the impact of global uncertainty on bond valuations. The unrealized loss on securities improved when March 31, 2026 is compared with March 31, 2025 due to interest rate changes. The Company purchased $20 million in securities during the

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

first quarter of 2026. Analysis as of March 31, 2026 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
Deposits increased from December 31, 2025 to March 31, 2026. Deposits decreased when compared with March 31, 2025, due to strategic decisions to reduce time deposit pricing in consideration of strong liquidity. The Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for 22% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 19.80% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. Combined with a low loan-to-deposit ratio and positive results of the latest liquidity stress testing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans and Credit Quality

Loans decreased slightly from December 31, 2025 and March 31, 2025. The Company is positioned to continue to make every loan that meets its underwriting standards. Loan metrics continue to reflect low credit risk, with low charge-off and past due levels. The Company's measurement of credit risk resulted in a recovery to the allowance for credit losses on loans for the first quarter of 2026, reflecting an improvement in certain economic factors.

Stockholders’ Equity

Stockholders’ equity increased when March 31, 2026 is compared with December 31, 2025 due to net income. Net income in excess of dividends and improvement in the unrealized loss on securities increased stockholder's equity from March 31, 2025 to March 31, 2026. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 28 full-service offices, primarily in southwestern, western and central Virginia, and one loan production office in Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	March 31,	December 31,	March 31,
	2026	2025	2025
Assets
Cash and due from banks	$7,976	$8,419	$14,892
Interest-bearing deposits	54,177	50,831	107,385
Federal funds sold	-	-	258
Total cash and cash equivalents	62,153	59,250	122,535
Securities available for sale, at fair value	658,112	654,377	596,253
Mortgage loans held for sale	608	-	938
Loans:
Real estate construction loans	53,500	40,694	42,942
Consumer real estate loans	331,110	328,653	311,549
Commercial real estate loans	452,881	467,783	497,116
Commercial non real estate loans	50,736	52,018	53,156
Public sector and IDA loans	62,740	63,677	56,981
Consumer non real estate loans	45,097	47,101	42,161
Total loans	996,064	999,926	1,003,905
Less: deferred fees and costs	(674)	(616)	(641)
Loans, net of deferred fees and costs	995,390	999,310	1,003,264
Less: allowance for credit losses on loans ("ACLL")	(9,739)	(9,892)	(10,490)
Loans, net	985,651	989,418	992,774
Premises and equipment, net	18,397	18,479	17,544
Accrued interest receivable	7,001	6,538	6,673
Goodwill	10,718	10,718	10,718
Core deposit intangible, net	1,403	1,490	1,766
Bank-owned life insurance ("BOLI")	48,869	48,568	47,661
Other assets	36,081	35,668	38,855
Total assets	$1,828,993	$1,824,506	$1,835,717

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$302,844	$313,022	$301,149
Interest-bearing demand deposits	866,848	853,756	879,215
Savings deposits	145,134	142,645	145,039
Time deposits	314,938	317,510	332,357
Total deposits	1,629,764	1,626,933	1,657,760
Accrued interest payable	1,600	1,581	1,434
Other liabilities	10,231	11,084	9,245
Total liabilities	1,641,595	1,639,598	1,668,439
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,368,410 (including 5,039 unvested) shares at March 31, 2026 and December 31, 2025, and 6,363,371 (including 4,961 unvested) shares at March 31, 2025	$22,086	$22,024	$21,874
Retained earnings	207,539	202,558	199,579
Accumulated other comprehensive loss, net	(42,227)	(39,674)	(54,175)
Total stockholders' equity	187,398	184,908	167,278
Total liabilities and stockholders' equity	$1,828,993	$1,824,506	$1,835,717

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
(in thousands, except share and per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Interest Income
Interest and fees on loans	$13,944	$14,765	$12,960
Interest on federal funds sold	-	-	3
Interest on interest-bearing deposits	424	426	1,039
Interest on securities – taxable	4,233	4,042	3,860
Interest on securities – nontaxable	340	336	336
Total interest income	18,941	19,569	18,198
Interest Expense
Interest on time deposits	2,631	2,792	3,311
Interest on other deposits	3,687	3,817	4,636
Interest on borrowings	-	314	-
Total interest expense	6,318	6,923	7,947
Net interest income	12,623	12,646	10,251
(Recovery of) provision for credit losses	(73)	(634)	276
Net interest income after (recovery of) provision for credit losses	12,696	13,280	9,975

Noninterest Income
Service charges on deposit accounts	649	690	699
Other service charges and fees	142	82	83
Credit and debit card fees, net	457	404	417
Trust income	584	615	579
BOLI income	301	306	292
Gain on sale of mortgage loans held for sale	20	55	25
Other income	526	474	465
Total noninterest income	2,679	2,626	2,560

Noninterest Expense
Salaries and employee benefits	5,834	5,353	5,180
Occupancy, furniture and fixtures	884	837	739
Data processing	928	889	983
FDIC assessment	207	204	207
Intangible asset amortization	87	89	97
Franchise taxes	350	350	373
Professional services	373	277	299
Core system conversion expense	-	3	46
Other operating expenses	665	672	709
Total noninterest expense	9,328	8,674	8,633
Income before income tax expense	6,047	7,232	3,902
Income tax expense	1,066	1,351	666
Net Income	$4,981	$5,881	$3,236
Basic net income per common share	$0.78	$0.92	$0.51
Diluted net income per common share	$0.78	$0.92	$0.51
Weighted average number of common shares outstanding, basic	6,363,371	6,361,494	6,358,410
Weighted average number of common shares outstanding, diluted	6,366,154	6,364,638	6,360,392
Dividends declared per common share	$-	$0.78	$-
Book value per common share	$29.43	$29.04	$26.29

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$995,459	$14,110	5.75%	$1,011,394	$14,922	5.85%
Taxable securities (4)	640,048	4,233	2.68%	624,957	4,042	2.57%
Nontaxable securities (1)(4)	62,500	430	2.79%	62,266	425	2.71%
Interest-bearing deposits	51,918	424	3.31%	49,497	426	3.41%
Total interest-earning assets	$1,749,925	$19,197	4.45%	$1,748,114	$19,815	4.50%
Interest-bearing liabilities:
Interest-bearing demand deposits	$855,206	$3,635	1.72%	$818,156	$3,764	1.83%
Savings deposits	144,444	52	0.15%	141,577	53	0.15%
Time deposits(5)	315,751	2,631	3.38%	318,446	2,792	3.48%
Borrowings	-	-	-	28,929	314	4.31%
Total interest-bearing liabilities	$1,315,401	$6,318	1.95%	$1,307,108	$6,923	2.10%
Net interest income and interest rate spread		$12,879	2.50%		$12,892	2.40%
Net interest margin			2.98%			2.93%

	Three Months Ended March 31, 2025
(in thousands)	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$995,049	$13,078	5.33%
Taxable securities (4)	613,940	3,860	2.55%
Nontaxable securities (1)(4)	62,964	425	2.74%
Federal funds sold	261	3	4.66%
Interest-bearing deposits	94,431	1,039	4.46%
Total interest-earning assets	$1,766,645	$18,405	4.23%
Interest-bearing liabilities:
Interest-bearing demand deposits	$871,007	$4,583	2.13%
Savings deposits	143,987	53	0.15%
Time deposits(5)	341,322	3,311	3.93%
Total interest-bearing liabilities	$1,356,316	$7,947	2.38%
Net interest income and interest rate spread		$10,458	1.85%
Net interest margin			2.40%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $202, $142 and $87 for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively. Also included is net accretion of acquisition discounts of $417, $689 and $251 for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Included in time deposit interest expense is net amortization of acquisition premiums of $18, $21 and $58 for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of or for the Three Months Ended
($ in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Average Balances
Cash and due from banks	$7,353	$8,299	$13,504
Interest-bearing deposits	51,918	49,497	94,431
Securities available for sale, at fair value	653,722	633,461	602,794
Mortgage loans held for sale	145	252	147
Loans, gross	996,746	1,012,075	995,539
Loans, net of deferred fees and costs	995,314	1,011,142	994,902
Loans, net of deferred fees and costs and the ACLL	985,473	1,000,597	984,665
Intangible assets	12,173	12,259	12,542
Total assets	1,819,379	1,814,520	1,819,747

Noninterest-bearing demand deposits	$306,202	$313,250	$291,234
Interest-bearing demand and savings deposits	999,650	959,733	1,014,994
Time deposits	315,751	318,446	341,323
Total deposits	1,621,603	1,591,429	1,647,551
Total stockholders' equity	185,707	181,847	161,133

Financial Ratios
Return on average assets(1)	1.08%	1.20%	0.69%
Return on average equity(1)	10.57%	12.00%	7.84%
Efficiency ratio(2)	59.96%	55.77%	65.96%
Average equity to average assets	10.21%	10.02%	8.85%
Tangible common equity to tangible assets(3)	9.65%	9.53%	8.49%

Allowance for Credit Losses on Loans
Beginning balance	$9,892	$10,579	$10,262
(Recovery of) provision for credit losses	(63)	(644)	277
Charge-offs	(183)	(176)	(112)
Recoveries	93	133	63
Ending Balance	$9,739	$9,892	$10,490

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. The Company does not annualize certain income and expense items that are significant and may not be indicative of near-term future expected activity. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any unusual items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,121 as of March 31, 2026, $12,208 as of December 31, 2025 and $12,484 as of March 31, 2025. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

	March 31,	December 31,	March 31,
($ in thousands)	2026	2025	2025
Nonperforming Assets
Nonaccrual loans	$344	$188	$2,173
Total nonperforming assets	$344	$188	$2,173
Loans past due 90 days or more, and still accruing	$230	$881	$166

Asset Quality Ratios
Ratio of nonperforming loans to total loans(1)	0.03%	0.02%	0.22%
ACLL to total loans(1)	0.98%	0.99%	1.05%
Ratio of ACLL to nonperforming loans	2831.10%	5261.70%	482.74%
Loans past due 90 days or more to total loans (1)	0.02%	0.09%	0.02%

(1)
Loans are net of deferred fees and costs.

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include the net interest margin, the efficiency ratio, the ratio of tangible common equity to tangible assets, adjusted return on average assets and adjusted return on average equity. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize certain income and expense items that are significant and may not be indicative of near-term future expected activity.

The following tables present calculations underlying non-GAAP financial measures for the periods indicated.

(in thousands)	For the Three Months Ended
Annualized Net Income for Ratio Calculation	March 31, 2026	December 31, 2025	March 31, 2025
Net income per GAAP	$4,981	$5,881	$3,236
Less: expense (income) not annualized:
Partnership income net of tax of ($49) and ($52) for the periods ended March 31, 2026 and 2025, respectively	(184)	-	(197)
ACLL recovery, net of tax of ($135) for the period ended December 31, 2025	-	(509)	-
Core system conversion expense, net of tax of $1 and $10 for the periods ended December 31, 2025 and March 31, 2025, respectively	-	2	36
Total non-annualized items	(184)	(507)	(161)
Adjusted net income	$4,797	$5,374	$3,075
Adjusted net income, annualized	$19,455	$21,321	$12,471
Add: total non-annualized items	184	507	161
Annualized net income for ratio calculation (non-GAAP)	$19,639	$21,828	$12,632
Return on average assets (GAAP)	1.11%	1.29%	0.72%
Adjusted return on average assets (non-GAAP)	1.08%	1.20%	0.69%
Return on average equity (GAAP)	10.88%	12.83%	8.14%
Adjusted return on average equity (non-GAAP)	10.57%	12.00%	7.84%

	For the Three Months Ended
Net Interest Margin, FTE	March 31, 2026	December 31, 2025	March 31, 2025
Interest income (GAAP)	$18,941	$19,569	$18,198
Add: FTE adjustment	256	246	207
Interest income, FTE (non-GAAP)	19,197	19,815	18,405
Interest expense (GAAP)	6,318	6,923	7,947
Net interest income, FTE (non-GAAP)	$12,879	$12,892	$10,458
Average balance of interest-earning assets	$1,749,925	$1,748,114	$1,766,645
Net interest margin (non-GAAP)	2.98%	2.93%	2.40%

The following tables present calculations underlying non-GAAP financial measures for the periods indicated.

	For the Three Months Ended
Efficiency Ratio	March 31, 2026	December 31, 2025	March 31, 2025
Noninterest expense (GAAP)	$9,328	$8,674	$8,633
Less: core system conversion expense	—	(3)	(46)
Adjusted noninterest expense (non-GAAP)	$9,328	$8,671	$8,587
Noninterest income (GAAP)	$2,679	$2,626	$2,560
Net interest income, FTE (non-GAAP)	12,879	12,892	10,458
Total income for efficiency ratio (non-GAAP)	$15,558	$15,518	$13,018
Efficiency ratio (non-GAAP)	59.96%	55.77%	65.96%

	As of
	March 31,	December 31,	March 31,
(in thousands)	2026	2025	2025
Tangible Assets
Total assets (GAAP)	$1,828,993	$1,824,506	$1,835,717
Less: goodwill and intangible assets	(12,121)	(12,208)	(12,484)
Tangible assets (non-GAAP)	$1,816,872	$1,812,298	$1,823,233

Tangible Common Equity
Total stockholders' equity (GAAP)	$187,398	$184,908	$167,278
Less: goodwill and intangible assets	(12,121)	(12,208)	(12,484)
Tangible common equity (non-GAAP)	$175,277	$172,700	$154,794